Exhibit 4.5

WARRANT AGREEMENT

Neither THE WARRANT, NOR THE SHARES UNDERLYING THE WARRANT, GRANTED HEREUNDER TO WHICH THIS WARRANT AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE securities act of 1933, as amended (the “1933 Act”) AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

NOTICE IS HEREBY GIVEN THAT THIS WARRANT WAS ISSUED BY THE COMPANY AS PART OF AN “INVESTMENT UNIT” CONSISTING OF THE WARRANT AND SHARES OF THE COMPANY’S COMMON STOCK, THAT THE WARRANT IS NON-DETACHABLE FROM SUCH SHARES OF COMMON STOCK AND THEREFORE THE WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT IN CONJUNCTION WITH A SIMULTANEOUS TRANSFER, SALE, ASSIGNMENT OR HYPOTHECATION OF THE SHARES OF COMMON STOCK TO WHICH THE WARRANT IS ATTACHED. ANY OTHER TRANSFER SHALL BE DEEMED BY THE COMPANY TO BE NULL AND VOID.

Warrant No. 2022-___	____________________ The “Holder”

PROTOKINETIX, INCORPORATED

COMMON STOCK PURCHASE WARRANT

1.       Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by PROTOKINETIX, INCORPORATED, a Nevada corporation (the “Company”), the Holder named above or registered and permitted assigns (collectively the “Holder”) is hereby granted the right to purchase at any time until 5:00 P.M., Eastern time, on March 14, 2024 (the “Expiration Date”), up to ________________ (_____________) fully paid and non-assessable shares of the Company’s Common Stock, US $0.0000053 par value per share (the “Common Stock”), at an exercise price of US $0.05 per share (the “Exercise Price”), subject to further adjustment as set forth herein.

2.       Exercise of Warrants. This Warrant is exercisable in whole or in part at any time and from time to time prior to the Expiration Date. Such exercise shall be effectuated by submitting to the Company (as provided in Section 10 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed or delivered to the Company shall be the “Exercise Date,” provided that the Holder of this Warrant tenders this Warrant to the Company within five business days thereafter. If the Holder elects to exercise only a portion of his Warrant, the Company shall issue to the Holder a new Warrant representing the remaining unexercised Warrants.

(a)       The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of Warrant Shares then being purchased pursuant to such exercise. Upon surrender of this Warrant, together with appropriate payment of the Exercise Price for the Warrant Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased within ten days.

(b)       The Holder has the option of paying the Exercise Price per share of Common Stock for the Warrant Shares then being exercised either in cash or by certified or official bank check.

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(c)       At the option of the Company, the Company may require the Holder to exercise the Warrant, in full or partially, provided that the average closing bid price of the Company’s Common Stock as reported by OTC Markets shall have been equal to or greater than $0.25 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) for a period of three (3) consecutive trading days ending on the date preceding the date on which the Holder receives a notice from the Company in which it announces its intention to require the exercise of the Warrants. Upon Holder receipt of said notice, the Holder shall have thirty (30) calendar days to submit to the Company a completed Form of Subscription, together with a check or wire for full payment in accordance with the provisions of this Warrant. If the Company does not receive payment within said time period, this Warrant shall expire immediately and the Holder shall have no further rights hereunder.

3.       Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the “Warrant Shares”).

4.       Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.       Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.       Protection Against Dilution and Other Adjustments.

(a)       Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to Section 6(b), the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of Warrant Shares that the Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of Warrant Shares that the Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

(b)       Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, extraordinary dividend of cash or other assets, reclassification of the Common Stock, recapitalization, merger or consolidation, sale of assets or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

(c) No Adjustment for Spin Off, Merger, or Other Events. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of substantially all of its business or operations or disposes of all or of a part of its assets in a transaction, merges with another entity the result of which the Company has been acquired by such other entity (not including a merger simply for the purpose of reincorporation), or engages in another transaction, the result of which the Common Stock is no longer registered under the Securities Exchange Act of 1934, the holder of this Warrant will be entitled to no other consideration upon the completion of such transaction; provided that the Warrant will for all purposes will be assumed by the surviving entity of such transaction and will remain outstanding and an obligation of such surviving entity. In the event of such a transaction, the Company shall give the Holder not less than 30 days’ notice of the Company’s intention to complete such transaction, and the Holder may elect whether to exercise this Warrant during that period.

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7.       Representations and Warranties of the Holder.

(a)       Holder has received and reviewed such information about the Company’s business and proposed business, assets, financial condition, management, risks relating to the Company and the business and proposed business in which the Company conducts its operations, and such other information regarding the acquisition of the Warrant as Holder has (in consultation with such advisors as Holder has deemed appropriate) determined to be necessary or appropriate in the circumstances; and further acknowledges that Holder or its representatives have been afforded the opportunity to ask such questions as Holder or its representatives have deemed necessary.

(b)       Holder acknowledges that it has had the opportunity to consult with its legal, financial, accounting, tax, and investment advisers regarding Holder’s personal circumstances and the advisability of Holder’s proposed receipt of the Warrant to the extent that Holder has determined such consultation to be appropriate.

(c)       Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant and the Warrant Shares, having been represented by advisors to the extent it deemed appropriate, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(d)       Holder acknowledges that neither the Warrant nor any of the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act and, if Holder is not a U.S. Person, the Company will rely on Rule 903 of Regulation S as an exemption from registration under the 1933 Act for the issuance of the Warrant and the Warrant Shares.

(e)       If the Holder is not a U.S. Person, Holder is outside the United States when receiving and executing this Warrant Agreement and Holder is resident in the jurisdiction set out beneath the Holder’s signature to this Warrant Agreement.

(f)       Holder has not acquired the Warrant as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Warrant or the Warrant Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Warrant or the Warrant Shares.

(g)       If Holder is not a U.S. Person, Holder acknowledges and agrees that the Warrant and the Warrant Shares may not be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the expiration of a period of one year after the Date of Grant.

(h)       If Holder is not a U.S. Person, Holder is not acquiring the Warrant for the account or benefit of, directly or indirectly, any U.S. Person.

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(i)       Holder is acquiring the Warrant as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Warrant.

(j)       Holder agrees to resell the Warrant Shares only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, pursuant to an available exemption from registration, in accordance with applicable state or provincial securities laws, in accordance with securities laws of the International Jurisdiction (as defined below), and the Company has received an opinion of legal counsel or other evidence reasonably satisfactory to the Company that an exemption is available for such sale.

(k)       Holder agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(l)       The Company will refuse to register any transfer of the Warrant or the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.

(m)       If Holder is not a U.S. Person, Holder acknowledges that the statutory and regulatory basis for the exemption claimed for the grant of the Warrant, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act.

(n)       Neither the Warrant nor the Warrant Shares are listed on any stock exchange and no representation has been made to the Holder that that the Warrant or the shares underlying the Warrant will become listed on any stock exchange.

(o)       Holder is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which Holder is resident (the “International Jurisdiction”) which would apply to the acquisition, exercise and disposition of the Warrant and the Warrant Shares.

(p)       Holder is receiving the Warrant pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, Holder is permitted to receive the Warrant under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions.

(q)       Holder is not aware of any advertisement of the Warrant or the Warrant Shares and is not acquiring the Warrant as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(r)       The Warrant is being granted under an exemption from the prospectus requirements in Canada and certain restrictions may apply to the resale of the Warrant and the Warrant Shares in or from a jurisdiction of Canada.

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8.       Restricted Securities.

(a)       The Holder understands that neither the Warrant nor the Warrant Shares are registered under the 1933 Act, as amended, and the Company has not made any undertaking to register either the Warrant or the Warrant Shares under the 1933 Act except as hereinafter expressly provided. The Holder represents that the Warrant is being acquired by it and that, if at the time of Warrant exercise there is no effective registration statement, the Warrant may only be exercised to the extent an exemption from registration under federal and applicable state law exists for such exercise, and in such event the Warrant Shares will be acquired by it for investment purposes and all certificates for the shares issued upon exercise of the Warrant will bear the following legends:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SEcurities act of 1933, as amended (the “1933 Act”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 of the 1933 ACt, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, the availability of which is to be established by an opinion of legal counsel or other evidence reasonably satisfactory to the Company that an exemption is available for such sale AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

[For Canadian residents:]

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [FOUR MONTHS PLUS ONE DAY] FROM THE CLOSING DATE”

(b)       If there is no registration statement effective with respect to the Warrant Shares at the time the Holder elects to exercise this Warrant, the Holder acknowledges and agrees that it will not be permitted to exercise this Warrant unless the Holder executes a subscription agreement satisfactory to the Company including all of the representation and warranties set forth in this Warrant Agreement, together with such other representations and warranties to establish facts as the Company may deem necessary or appropriate at the time to comply with applicable securities laws:

(i)                 An investment in the Company constitutes a high degree of risk, and there can be no assurance that the Holder will receive any portion of its investment returned to it at any time. By executing this understanding, the Holder acknowledges that it understands the risks involved and it is willing and able to withstand the possible complete loss of the Holder’s investment;

(ii)              The Holder understands that the future conduct of the Company’s business is dependent upon a number of factors and there is no assurance that the Company will be able to conduct its operations as contemplated in this Warrant Agreement or in any other information given to the Holder;

(iii)            The Holder acknowledges that it has received and reviewed such information regarding the Company, its management, its assets, financial condition, and operations, as the Holder has deemed necessary or appropriate for the purposes of considering the exercise of this Warrant. Specifically, and without limitation of the generality of the foregoing, the Holder acknowledges that it has reviewed the Company’s most recent annual report as filed with the Securities and Exchange Commission and the reports filed subsequently. The Holder further represents that it has reviewed this information regarding the Company, the subscription agreement including these representations and warranties, and other information relating to the Company, its management, its financial statements, its assets and operations as the Holder has deemed necessary with its legal, investment, tax, and financial advisors to the extent the Holder has deemed such consultation appropriate. The Holder has also consulted with such advisors with regard to the advisability of this transaction to the extent the Holder has deemed such consultation to be appropriate. The Holder acknowledges that the Company has advised it that it recommends that the Holder obtain such advice and consultation.

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(iv)             The Holder is acquiring the securities upon exercise of the Warrant for its own account and not on behalf of any other person or entity. The securities are being acquired for investment purposes and not for resale or distribution; the Holder understands that there are severe limitations on its ability to resell the Warrant Shares, and that these limitations are established in part in federal and applicable state laws regulating the offer and sale of securities. The Holder understands that neither the Company nor any other person has any obligation to redeem or repurchase the Warrant Shares at any time. The Holder’s present financial condition is such that it is unlikely that it would be necessary for the Holder to dispose of the Warrant Shares in the foreseeable future.

(v)               The Holder represents that no part of the funds that the Holder used to exercise the Warrant will have been directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulation including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC). The Holder represents that it and its affiliates are not acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order of the U.S. as a terrorist, Specially Designated National and Blocked Person (SDN) or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC. The Holder further represents that it and its affiliates also are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of any SDN.

9.       Exercise and Transfer Restrictions

(a)       This Warrant has not been registered under the 1933 Act and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. This Warrant may not be exercised, and neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the 1933 Act relating to such transaction or an opinion of counsel or other evidence reasonably satisfactory to the Company that registration is not required under the 1933 Act. Each certificate for the Warrant and the Warrant Shares shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 9.

(b)       This Warrant was issued as part of certain “investment units” consisting of the Warrants and shares of Common Stock. The Warrants are non-detachable from the shares of Common Stock forming the other part of the investment units and may not be sold, transferred or hypothecated except in conjunction a simultaneous transfer of the shares of Common Stock to which the Warrants are attached.

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(c)       Subject to compliance with the restrictions on transfer set forth in this Section 9, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Company’s address set forth below, together with a written assignment of this Warrant duly executed by the holder or its agent or attorney. Upon such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any. A Warrant, if properly assigned in compliance with the provisions hereof, may be exercised by the new holder for the purchase of shares underlying the Warrant without having a new Warrant issued. Prior to due presentment for registration of transfer thereof, the Company may deem and treat the registered holder of this Warrant as the absolute owner hereof (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary. All Warrants issued upon any assignment of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange.

10.       Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

(i)             if to the Company, to:

ProtoKinetix, Incorporated

412 Mulberry Street

Marietta, OH 45750

Attn: CEO

Telephone No.: (304) 299-5070

(ii) if to the Holder, to the address included in the Company’s records.

Any party may be given notice in accordance with this Section 10 if any of the parties designates another address or person for receipt of notices hereunder.

11.       Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

12.       Dispute Resolution and Venue.

(a)              All disputes arising out of or relating to this Warrant Agreement and all actions to enforce this Warrant Agreement shall be adjudicated in the state courts of Colorado or the federal courts sitting in the City and County of Denver, Colorado. The parties hereto irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding relating to any such dispute. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process or as permitted by law, shall be necessary in order to confer jurisdiction upon the undersigned in any such court.

(b)             This Warrant is made under, shall be construed in accordance with, and shall be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

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13.       Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14.       Descriptive Headings. Descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of _________ ___, 20__.

PROTOKINETIX, INCORPORATED

By: ____________________________

Clarence E. Smith, President & CEO

Accepted and agreed,

[HOLDER NAME]

_________________________

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NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Agreement dated as of ___________ ___, 20__ to purchase _________________ shares of the Common Stock of ProtoKinetix, Incorporated at an exercise price of US $_________ per share, and tenders herewith payment in accordance with said Warrant Agreement.

_ CASH: US $ = (Exercise Price x Warrant Shares)

Payment is being made by:

_        enclosed check

_        wire transfer

I understand that I may only exercise this Warrant if there is a registration statement relating to the exercise of this Warrant that is effective under federal, applicable state law and applicable non-U.S. law, or alternatively, if there is an exemption from registration available under federal, applicable state law, and applicable non-U.S. law (which exemption must be established to the satisfaction of ProtoKinetix, Incorporated).

I represent that all representations and warranties made by me in the Subscription Agreement dated _____ ____, 20__ are true and correct as of the date of this notice.

I understand that ProtoKinetix, Incorporated may require that I provide it information regarding my financial status, state of residence, and other information necessary to determine whether the exercise is subject to an effective registration statement or to determine whether an applicable exemption is available. To the extent required by the Company to establish an exemption from registration, I will provide the Company information as to my status as an accredited investor and execute a subscription agreement in the form requested by the Company provided that form is reasonably consistent with industry custom and practice. Alternatively, I understand that I may deliver a legal opinion regarding the availability of an exemption from such registration, which legal opinion must be acceptable to ProtoKinetix, Incorporated in its reasonable discretion.

I understand that ProtoKinetix, Incorporated will issue the shares subject to this exercise in electronic form only and I will not receive a physical stock certificate.

Signed:________________________

Date:__________________